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                                                                  EXHIBIT 10.22

_______________, 1997


American Physician Partners, Inc.
2301 NationsBank Plaza
901 Main Street
Dallas, TX 75202-3721

Attn:      Paul M. Jolas, Senior Vice President
           and General Counsel

           Re: Investment in American Physician Partners, Inc.
               -----------------------------------------------

Dear Mr. Jolas:

         In connection with the receipt of shares of APP Common Stock (the "Securities"), by the undersigned (the "Investor") pursuant to the Merger, the Investor hereby represents, warrants, covenants and agrees as set forth below. Except as otherwise expressly indicated herein, all capitalized terms shall have the meanings set forth in that certain Agreement and Plan of Reorganization and Merger dated as of __________, 1997, by and among American Physician Partners, Inc. and ______________________________ (the "Agreement"):

         1. Lock-Up Provisions. Investor irrevocably agrees that he/she will not, directly or indirectly, sell, offer, contract for sale, make any short sale, pledge or otherwise transfer or dispose of any of the Securities without the prior written consent of APP (which consent may be unreasonably withheld in APP's absolute and sole discretion) during the two-year period commencing on the Effective Date. Notwithstanding the preceding, the restrictions contained in the prior sentence shall no longer apply (i) as to twenty-five percent (25%) of the Securities received by Investor pursuant to the Merger following expiration of a one-year period following the Effective Date, (ii) as to an additional twenty-five percent (25%) of the Securities received by Investor pursuant to the Merger following expiration of an eighteen-month period following the Effective Date, and (iii) as to the remaining fifty percent (50%) of the Securities received by Investor pursuant to the Merger following expiration of a twenty-four-month period following the Effective Date. Investor understands and acknowledges that the restrictions contained in this Paragraph 1 (the "Lock-Up Provisions") are irrevocable and shall be binding upon the Investor's heirs, legal representatives, successors and assigns.

         2. Restrictive Legends. Investor understands that the Securities shall bear one or more of the following restrictive legends:

                  (a) Any legend required to put third-parties on notice of the existence of the Lock-Up Provisions.

                  (b) Any legend relating to affiliates of the Company as
                      required pursuant to the Securities and Exchange Act of 1934.




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         3. Investor's Authority. In connection with the delivery and surrender of the shares of Company Common Stock by Investor pursuant to the Merger (i) Investor has full authority to surrender the certificate(s) representing the shares of Company Common Stock free and clear of any and all Encumbrances and
(ii) the shares of Company Common Stock surrendered by Investor in connection with the Merger constitute all of the shares of Company Common Stock owned by Investor (beneficially or otherwise) and Investor does not own (beneficially or otherwise) any Company Right.

         4. Filings; Other Action. Investor will cooperate with APP in order that APP may promptly prepare and file with the SEC the Registration Statements (including the prospectus constituting a part thereof). Investor shall furnish all information concerning the Company and Investor as may be reasonably requested in connection with any such action. None of the information or documents supplied by Investor specifically for inclusion in the Registration Statements, by exhibit or otherwise, will, at the time that any of the Registration Statements and each amendment and supplement thereto, if any, become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Investor shall be entitled to review the Registration Statements and each amendment thereto, if any, prior to the time each becomes effective under the Securities Act. Investor shall, upon request, furnish APP with all information concerning Investor and the directors, officers, partners and interestholders of the Company and NewCo, and such other matters as may be reasonably requested by APP in connection with the preparation of the Registration Statements and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated by the Agreement. Investor's review of the Registration Statements shall not diminish or otherwise affect the representations, covenants and warranties of APP or APP Sub contained in the Agreement.

         5. Actions Contrary to Stated Intent. Investor has not and will not take any action that would prevent the Merger or exchange transaction, as the case may be, from qualifying as a tax-free transaction under Section 351 and/or
Section 368 of the Code.

         6. Participation and Cooperation. Investor agrees to cooperate with APP and the Company and any committees established by the Company in connection with the formation and organization of Newco. In addition, Investor agrees to review, provide and determine the truth and accuracy of all necessary information regarding Investor and the Company which information shall be provided to APP in connection with the registration process for the Initial Public Offering and registration of APP Common Stock pursuant to the Form S-4.

         7. Involvement in Certain Legal Proceedings. Investor has not been the subject of or a party to any of the following events during the past five years and that are material to a voting or investment decision:

                  (a) A petition under the Federal bankruptcy laws or any State insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business


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                      association of which he was an executive officer at or
                      within two years before the time of such filing;

                  (b) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (c) Any order, judgement, or decree, not subsequently
                      reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from, or otherwise limiting, the following activities;

                      (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                      (ii)  Engaging in any type of business practice; or

                      (iii) Engaging in any activity in connection with the
                            purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or federal commodities laws.

                  (d) Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity.

                  (e) Found by a court of competent jurisdiction in a civil
                      action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; or

                  (f) Found by a court of competent jurisdiction in a civil
                      action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.



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         8. Prohibited Activities.

                  a. In order to protect the APP Group against the unauthorized use or the disclosure of any of Confidential Information of any member of the APP Group presently known or hereinafter obtained by Investor, Investor hereby agrees that, subject to adjustment pursuant to Paragraph 8(e) herein, for a period of two (2) years following the Closing Date, neither Investor nor any of his/her Affiliates, shall knowingly, directly or indirectly, for herself or himself or on behalf of any other Person (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

                           (i) except for or on behalf of NewCo, within the
geographical area designated on Exhibit A hereto, establish, operate or provide professional radiology, radiation oncology or diagnostic imaging services at any office, practice or other health care facility providing services similar to those provided by NewCo; or

                           (ii) without the prior written consent of APP: (1)
directly or indirectly recruit or hire, or induce any party to recruit or hire any person who is an employee of, or who has entered into an independent contractor arrangement with, any member of the APP Group; (2) directly or indirectly, whether for itself or for any other person or entity, call upon, solicit, divert or take away, or attempt to solicit, call upon, divert or take away any customers, business, or clients of any member of the APP Group; (3) directly or indirectly solicit, or induce any party to solicit, any contractors of any member of the APP Group, to enter into the same or a similar type of contract with any other party; or (4) disrupt, damage, impair or interfere with the business of any member of the APP Group.

         The provisions of this Paragraph 8 shall be waived by APP in the event of a purchase of assets by the Company pursuant to Article X of the Service Agreement.

                  b. Because of the difficulty of measuring economic losses to APP as a result of the breach of the covenants contained in this Paragraph 8, and because of the immediate and irreparable damage that would be caused to APP for which they would have no other adequate remedy, Investor agrees that, in the event of a breach by him/her of the foregoing covenant, the covenant may be enforced by APP by injunctions and restraining orders.

                  c. Investor acknowledges and agrees that the covenants contained in this Paragraph 8 impose a reasonable restraint on Investor in light of the activities and businesses of the APP Group on the date of execution of this Agreement and the future plans of the APP Group.

                  d. The covenants in this Paragraph 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and this Paragraph 8 shall thereby be reformed.

                  e. It is specifically agreed that the period of two (2) years stated above shall be computed by excluding from such computation any time during which Investor is in violation of any provision of this Paragraph 8.



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         9. Nondisclosure of Confidential Information.

                  a. Investor recognizes the proprietary interest of APP in any Confidential and Proprietary Information (as hereinafter defined). Investor acknowledges and agrees that any and all Confidential and Proprietary Information of APP ("APP's Confidential and Proprietary Information") communicated to, learned of, developed or otherwise acquired by Investor during the term of the Employment Agreement shall be the property of APP. Investor further acknowledges and understands that its disclosure of APP's Confidential and Proprietary Information will result in irreparable injury and damage to APP. As used in this Paragraph 9, "Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of APP, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information (other than patient records) prepared or performed for, by or on behalf of the parties hereto by its employees, officers, directors, agents, representatives, or consultants. Confidential and Proprietary Information shall not include any information which: (i) was known to the parties hereto prior to its disclosure by APP; (ii) is or becomes publicly known through no wrongful act of Investor; (iii) is disclosed pursuant to a statute, regulation or the order of a court of competent jurisdiction, provided that Investor provides prior notice to APP.

                  b. Investor acknowledges and agrees that APP is entitled to prevent the disclosure of Confidential and Proprietary Information. Investor agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, except as may be necessary for the discharge of its obligations under the Employment Agreement, and not to use, except in the pursuit of the business of the practice, APP's Confidential and Proprietary Information, without the prior written consent of APP; unless (i) such information becomes known or available to the public generally through no wrongful act of Investor or (ii) disclosure is required by law or the rule, regulation or order of any governmental authority under color of law; provided, that prior to disclosing any of APP's Confidential and Proprietary Information pursuant to this clause (iii), Investor shall, if possible, give prior written notice thereof to APP and provide APP with the opportunity to contest such disclosure. Investor shall take all necessary and proper precautions against disclosure of any of APP's Confidential and Proprietary Information to unauthorized persons by any of its officers, directors, employees or agents. In the event Investor has access to all or any part of APP's Confidential and Proprietary Information, Investor will be required to execute an agreement upon request, valid under the law of the jurisdiction in which such agreement is executed, and in a form acceptable to APP and its counsel, committing themselves to maintain APP's Confidential and Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. Upon termination of this Agreement for any reason, Investor shall cease all use of any of APP's Confidential and Proprietary Information and shall execute such documents as may be reasonably necessary to evidence their abandonment of any claim thereto.

                  c. In the event of any termination of his/her Employment Agreement for any reason whatsoever, or at any time upon the request of APP, Investor will promptly deliver or cause to be delivered to APP all documents, data and other information in their possession that contains any of APP's Confidential and Proprietary Information regarding APP. Investor shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing any of APP's Confidential and Proprietary Information, unless otherwise authorized in writing by the party




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possessing such Confidential and Proprietary Information. In the event of termination of this Agreement, Investor will deliver to APP all documents and data pertaining to APP's Confidential and Proprietary Information.

         10. Address. The address set forth at the end of this letter is his/her true and correct address.

                                          "INVESTOR"

                                          -------------------------------------
                                                      (Signature)

                                          -------------------------------------
                                                      (Print Name)

                                          Address:
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                                    EXHIBIT A

                                 GEOGRAPHIC AREA






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